EXHIBIT 3.21

                                     [logo]
                                     Form 1
                          Certificate of Incorporation

[foreign text] 55-86698                 [foreign text] 1919
No.            55-86698                 of  19  97-98

[foreign text] 1956 (1956 [foreign text] 1)
I hereby certify that AMF BOWLING (INDIA) PRIVATE LIMITED

is this day incorporated under the Companies Act, 1956 (No. 1 of 1956) and that the Company is limited.

Given under my hand at NEW DELHI this FIFTEENTH day of APRIL One thousand nine hundred and NINETY SEVEN

NOTE: COMPLETE ENGLISH LANGUAGE TEXT IS DUPLICATED IN HINDI LANGUAGE THROUGHOUT
      CERTIFICATE

                                                         (signature)

(SEAL)

                                                         (H.S. BAWA)
                                                 ASSTT. Registrar of Companies
                                                   N.C.T. of DELHI & HARYANA

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                           (THE COMPANIES ACT, 1956)
                          (COMPANY LIMITED BY SHARES)

                           MEMORANDUM OF ASSOCIATION
                                       OF
                      AMF BOWLING (INDIA) PRIVATE LIMITED

I. The name of the Company is AMF Bowling (India) Private Limited.

II. The Registered Office of the Company will be situated in the National Capital Territory of Delhi.

III. The objects for which the Company is established are:

A. The Main Objects to be pursued by the Company on its incorporation are:

1. To carry on the business of manufacturing, assembling, importing, exporting, trading, distribution of and dealing in all kinds of Bowling equipment, parts, components and other related products.

2. To carry on the business of owning and operating Bowling Centres in India and abroad.

3. To carry on turnkey installation or to provide technical assistance in installation of Bowling Centres in India and abroad.

4. To carry on the business of rendering service and maintenance of Bowling Centres, in India and abroad.

5. To carry on the business of providing technical training of personnel in the filed of installing and managing Bowling centres in India.

B. The Objects Ancillary or Incidental to the Attainment of Main objects are:

1. To form, incorporate or promote any Company or Companies, whether in India or elsewhere, having amongst its or their objects the acquisition of all or any of the assets or control, management of development of the Company or any other objects or object which in the opinion of the Company could or might directly or indirectly assist the Company in the management of its business or the development of its properties or otherwise prove advantageous to the Company and to pay all or any of the costs and expenses incurred in connection with any such promotion or incorporation and to remunerate any person or Company in any manner it shall think fit for services rendered or to be rendered in obtaining subscriptions for or placing or assisting to place or to obtain subscriptions of or for guaranteeing the subscriptions of or for the placing of any shares in the capital of the Company or any bonds, debentures, obligations or securities of the Company or any stock, shares, bonds, debentures, obligations or securities of the Company or any stock, shares, bonds, debentures, obligations or securities of any other Company held or owned by the Company or in which the Company may have an interest or in or about the

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     information or promotion of the Company or the conduct of its business or in or about the promotion or formation of any other Company in which the Company may have an interest.

2. To act as agents or brokers and as trustees for any person or company and to undertake and perform sub-contracts and to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or jointly with others, and either by or through agents sub-contractors, trustees or otherwise.

3. To establish, settle, promote, form, undertake or to execute any public charitable or welfare trust for the benefit of employees, ex-employees, directors, their dependants and general public or for the developments & advancement of any activity in the field of education, healthcare, public welfare, science, etc. for their benefit.

4. To purchase, charter, hire, build, or otherwise acquire vehicles of any or every sort or description for use on or under land or water or in the air and to employ the same in the main business of the company.

5. To establish, provide, maintain and conduct or otherwise, subsidise, research, laboratories and experimental workshops for scientific and technical research and experiments and to undertake and carry on with all scientific and technical research, experiments and test of all kinds and to promote studies and research both scientific and technical investigation and invention by providing, subsidising, endowing or assisting laboratories, workshops, libraries, lectures, meetings and conferences and by providing remuneration to scientific and technical professors and teachers and by providing for the award, scholarships, prizes, grants and bursaries to students or independent students or otherwise and to encourage, promote and award studies, investigations, experiments, tests and inventions of any kind that may be considered likely to assist any of the businesses which the Company is authorised to carry on.

6. To undertake, promote and sponsor or assist any activity for the promotion and growth of national economy and for discharging what the Directors may consider to be social and moral responsibilities of the Company to the public or any section of the public as also any activity which the
     Directors consider likely to promote national welfare or social, economic or moral upliftment of the public or any section of the public and in such manner and by such means as the Directors may think fit, and the Directors may without prejudice to the generality of the foregoing undertake, carry out, promote and sponsor any activity for publication of any books, literature, newspaper, etc. or for organising lectures or seminars likely to advance these objects or for giving merit award for giving scholarships, loans or any other assistance to deserving students or other scholars or persons to enable them to pursue their studies or academic pursuits or researches and for establishing conducting or assisting any institution, fund trust etc. having any of the aforesaid objects as one of its objects, by giving donations or otherwise in any other manner, and the Directors may at their discretion, in order to implement any of the above mentioned concessional value as the Directors may think fit and divest the ownership of any property of the Company to or in favour of any Public or Local Body or Authority or Central or State
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     Government or any Public or Institutions or Trusts or Funds whose object is rural development or upliftment as the Directors may approve.

7. To acquire and undertake the whole or any part of the business, property and liabilities of any person carrying on any business which the company is authorised to carry on or possession of property suitable for the purpose of the objects of the company.

8. To apply for, purchase or otherwise, acquire any patent, patent right, copyright, trade marks, formulate, license, lease, concessions, conferring any exclusive or limited right to use or other information as to any invention which may seem capable of being used for any of the purposes of the company or the acquisition of which may directly or indirectly benefit the company; and to use, exercise, develop or grant licenses in respect of the property, rights, or information so acquired.

9. To enter into any arrangement with any Government or authority whether municipal, local or otherwise or any person, that may seem conducive to the company's objects or any of them; and to obtain from any such Government or authority any rights, privileges and concessions which the company may think it desirable to obtain; and to carry out, exercise and comply with any such arrangement, rights, privileges and concessions.

10. To establish or support or aid in the establishment and support of associations, institutions, funds, trusts, and conveniences for the benefit of past or present employees or directors of the company or the dependants of such persons; and to grant pensions and allowances, to make payments towards insurance; to subscribe or guarantee money for charitable or benevolent objects or useful objects for the general public.

11. To purchase or import, take on lease or in exchange, hire or otherwise acquire any movable or immovable property and any rights or privileges which the company may think necessary or convenient for the purposes of its business and in particular any land, buildings, easements, machinery, plant and stock-in-trade and to render leasing, consultancy and advisory services to clients in the field of leasing.

12. To subscribe for, absolutely or conditionally or otherwise acquire and to hold and/or dispose of shares, stocks and securities or obligations of any other Company whether Indian or foreign.

13. To invest monies of the company, not immediately required in such manner as may, from time to time, be thought fit subject to provisions of the Act.

14. To advance money or give credit to any person or company; to give guarantee or indemnify for the payment of money or the performance of contracts or obligations by any person; to secure or undertake in any way the repayment of moneys lent or advanced to, or the liabilities incurred by any person subject to the provisions of the Act.

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15.  To borrow or secure money in such manner as the company may think fit or to make repayment of any debt, liability, perform any contract entered into or the issue of debentures, perpetual or otherwise, charged upon all or any of the company's property (both present and future), including its uncalled capital, and to purchase, redeem, or pay off any such securities.

16. To establish subsidiary companies, amalgamate with, or enter into partnership or into any arrangement for sharing profits, union of interest, joint venture, reciprocal concession or co-operation with, any person or company carrying on, engaged in, or proposing to carry on or engage in, any business or transaction which the Company is authorised to carry on or engage in, or which is capable of being conducted so as to, directly or indirectly, benefit the Company, and to take or otherwise acquire and hold shares, stock, securities, obligations or other interests in any such person or company, and to subsidise or otherwise assist any such person or company.

17. To remunerate any person for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the company's capital or any debentures or other securities issued by the company subject to the provision of section 314 of the Act.

18. To draw, make, accept, endorse, discount, execute, and issue promissory notes, bill of exchange, bills of lading, and other negotiable or transferable instruments.

19. To dispose of, to improve, manage, develop or exchange the undertaking, property or rights of the company or any part thereof for such consideration as the company may think fit.

20. To adopt such means of making known and advertising the business and products of the company as may be expedient.

21. To apply for, promote, and obtain any order, regulation, or other authorisation or enactment which may directly or indirectly benefit the company.

22.  To procure recognition of the company in any country or place outside
     India.

23. To issue or allot fully or partly paid shares in the capital of the company in payment or part payment for any movable or immovable property purchased or otherwise acquired by the company or for any services rendered to the company.

24. To take or hold mortgages, liens and charges to secure payment of the purchase price, or any unpaid balance of the purchase price, of any part of the company's property of any kind sold by the company, or any money due to the company from buyer.

25. To pay out of the funds of the company all or any expenses which the company may lawfully pay for services rendered for formation and registration of the company and for promotion of any other company by it subject to the Act.

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26.  To insure any of the properties, undertakings, contracts, risk or obligations of the company in any manner whatsoever.

27. To aid and support, any person, association, body or movement, whose object is solution, settlement or surmounting of industrial or labour problems of the promotion of science and technology, cultural activities, sports, environment, rural development and other social, welfare and recreational activities. To sponsor sports, entertainment and other leisure and recreational activities to aid and promote the company's activities and other interests.

28. To refer all questions, disputes or differences arising between the Company and any other person (other than a Director of the Company) in connection with or in respect of any matter relating to the business or affairs of the Company to arbitration in such manner and upon such terms as the Company and such other person may mutually agree upon in each case and such reference to arbitration may be in accordance with the provisions of the Arbitration Act, 1940 (10 of 1940) or the Rules of the International Chamber of Commerce relating to arbitration, and to institute legal proceedings or defend any proceedings and to appoint Advocates, Consultants or Advisors in this behalf.

29. To create any depreciation fund, reserve, reserve fund, sinking fund, insurance fund, or any special or other fund whether for repayment of redeemable preference shares, redemption of debenture stock, for dividends, for equalising dividends, for repairing, improving, extending and maintaining any part of the property of the Company.

30. To open and operate any type of bank accounts with the Bank and obtain credit facilities with or without securities for its business.

31. To train or pay for training in India or abroad of any of Company's employees or officers or any candidate in the interest of or furtherance of the company's objects.

32. To establish research and development centers for the business of the Company.

33. To open retail stores and wholesalers for selling the goods manufactured or imported by the Company and deal in as principals or as agents, distributors or as commission agents.

34. To buy wholesale or retail, repair, alter and exchange, let on hire, import, all kinds of articles and things which may be required for the purpose of any of the main business or which is commonly manufactured, imported, exported, supplied or dealt in by persons engaged in any such business or which may seem capable of being dealt with in connection with any of the main business.


C. The Other Objects are:

1. To engage in the business of production, buying, selling, exchange and dealing in wholesale and in retail in handicrafts, handloom materials, antiques, art goods, men's women's and children's clothing and apparel of every kind, nature and description.

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2.   To carry on General Insurance business including fire, marine or miscellaneous insurance business and also issuing of policies of human life, to act as principal agent, special agent, chief agent and ordinary agent subject to provisions of The Insurance Act, 1938.

3. To carry on business as engineers, in all its branches, including civil, mechanical, aeronautical, sanitary, electrical, building construction, fabrication and consulting and also as contractors for any person or person.

4. To carry on the business of photography, photomechanical process of reproduction, representation, manufacture of photographic goods and appliances, chemicals, lenses, cameras and other apparatus or scientific goods in connection therewith and to import and export, sell or purchase such goods.

5.   To undertake and execute job orders of all kinds and descriptions.

6.   To carry on the business of technical consultants in all the fields.

7. To purchase, sell, develop, take in exchange, lease hire or otherwise acquire, whether for investment or sale, any real or personal estate including lands, business, building, factories, mill, houses, shops, depots, warehouses, machinery, plant, stock in trade, mineral rights, concessions, privileges, licenses, easement or interest in or with respect to any property whatsoever for the purpose of the Company in consideration for a gross sum or rent or partly in one way and partly in the other or for any other consideration and to carry on business as proprietors of flats and buildings and to let on lease or otherwise apartments therein and to provide for the conveniences commonly, provided in flats, suites and residential and business quarters.

8. To carry on the business of finance and investment companies, subject to the Banking Act and applicable laws.

9. To invest the funds of the company in any manner as is considered appropriate including the setting up of subsidiaries, investing in the equity of joint venture companies and to act as a financial and investment and holding company.

10.  To carry on the business of credit card.

11. To carry on the business of venture capital for all types of business ventures and industries.

12. To carry on the business of hirers or lessors (with or without option of purchase) of plant, machinery and goods of every description, and real estate, interest or right therein or thereover.

13. To carry on the business as producers, importers, exporters, processors, manufacturers, buyers, sellers, distributors, stockists agents and brokers of coal, coke, charcoal, all types of minerals and mineral based products.

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14.  To manufacture, deal in and process all kinds of medical and surgical instruments and appliances, industrial instruments and appliances, including meters, weighing machines and devices for indicating, recording and regulating pressure, temperature, rate of flow, weights and levels, scientific instruments, mathematical surveying and drawing instruments, as well as items produced in miscellaneous mechanical and engineering industries like plastic moulded goods, hand tools and small tools.

15. To carry on the business as manufacturers, producers, dealers, traders, importers, stockists, distributors or agents of all types of bulbs, lamps or tubes required or used for lighting for industrial, domestic or any other purpose or commercial purposes and glass shells, fittings, tubes, filaments, tungsten and molybdenum wires, caps and other material, machineries, accessories and spares required or used for manufacture of bulbs, lamps or tubes.

16. To carry on the business of manufacturers, fabricators, processors, producers, growers, makers, importers, exporters, buyers, sellers, suppliers, stockists, agents, merchants, distributors and concessionaires of and dealers in all kinds of synthetics and chemicals including petrochemicals and formulations thereof, inorganic chemicals, organic chemicals, fine chemicals and mineral based chemicals.

17. To carry on the business of manufacturers, buyers, sellers, exporters of tea, tea seed, coffee, rubber, cardamom, medicinal herbs, all types of spices, herbs, shrubs, oils and any other produce of the soil and to acquire or make machinery, implements and articles required to be used for any such purposes.

18. To bring, buy, sell, prepare, convert, process, treat or manipulate in any manner all kinds of tobacco leaves, jute, cotton, hemp, lac, cinchona, rubber, sugarcane, beet, dal, oilseeds, vegetable products, foodgrains and all other products of the soil.

19. To manufacture, produce, buy, sell, import, export, stock and deal in all types of machine tools, planning machines, automatic lathe, drilling machines, precision tools, electric motors, electrical equipment and all other electrical items, all types of measuring instruments, electrical or non-electrical, die castings, screws, hoists, elevators, gears, trolleys and coaches, winches, air compressors, welders, refrigerators, domestic washing machines, telephones, teleprinters, public address equipment, lighting arrestors, rotavators, radar equipment, valves, resistors, electronic equipment and instruments, conductors, magnetic materials, transistors and allied items.

IV. The liability of the members is limited.

V. The Authorised Share Capital of the Company is Rs. 50,00,000/- (Rupees Fifty Lakhs Only) divided into 5,00,000 (Five Lakh) Equity Shares of Rs. 10/- (Rupees Ten each).

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We, the several persons, whose names, addresses and descriptions are hereunder subscribed, are desirous of being formed into a Company in pursuance of these Articles of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.


   Name, description,     Numbers of      Signature            Name, address,
 occupation and address   and type of        of          description, occupation
  of each subscriber      subscribed      Subscriber        and signature of
                           shares                                witness

   Deep Kalra
 S/o Krishan Kalra           10              Sd/-         I witness the
 E-369, Greater Kailash                                   signatures of both the
    Part- II                                              subscribers who have
 New Delhi - 110 048                                      signed in my presence
     Service                                              at New Delhi

   Sanjay Chhabra
 S/o Krishan Kumar           10              Sd/-
     Chhabra
 E-369, Greater Kailash                                          Sd/-
     Part - II                                                R. Sridhar
 New Delhi - 110 048                                     S/o P.G. Ramachandran
     Service                                             A5B-177A, Janakpuri
                                                         New Delhi - 110 058
   Sandeep Paul               1              Sd/-         Company Secretary
  S/o J. M. Paul
EC-22 SFS Flats, G-8
      Area,
  Rajouri Garden,
  P.O. Mayapuri
 New Delhi - 110064
Chartered Accountant

Dated: 20 March 1997
Place: New Delhi